UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

Nara Bancorp, Inc.

(Exact name of Company as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements with Certain Officers

On May 31, 2007, at the 2007 Annual Meeting of Stockholders, the stockholders of Nara Bancorp, Inc. (the “Company”) approved the Nara Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”). The Plan reserves up to 1,300,000 shares of the Company’s common stock for grant pursuant to stock options, restricted stock, performance shares and performance units to the Company’s (or its affiliates’) employees, non-employee directors and consultants. On July 25, 2007 the Board of Directors of the Company (“Board of Directors”) approved certain amendments to the 2007 Plan, as were reported by an early filing dated July 26, 2007.

Adoption of Form Equity Agreements for use with 2007 Plan

On November 30, 2007, the Board of Directors approved the following form agreements to be used by the Company in granting equity to participants from the 2007 Plan:

•	Nara Bancorp, Inc 2007 Equity Incentive Plan Notice of Award Grant and Agreement, related to qualified and non-qualified options,

•	Nara Bancorp, Inc 2007 Equity Incentive Plan Notice of Performance Unit / Share Award Grant and Agreement, and

•	Nara Bancorp, Inc 2007 Equity Incentive Plan Stock Appreciation Rights Agreement.

Copies of each form agreement are attached hereto as Exhibit 10.1 – 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Nara Bancorp, Inc 2007 Equity Incentive Plan Notice of Award Grant and Agreement.

10.2	Nara Bancorp, Inc 2007 Equity Incentive Plan Notice of Performance Unit / Share Award Grant and Agreement

10.3	Nara Bancorp, Inc 2007 Equity Incentive Plan Stock Appreciation Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NARA BANCORP, INC.

Date: December 6, 2007	/s/ Alvin D. Kang
Alvin Kang
Executive Vice President and Chief Financial Officer

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